Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q3 2018 Financial Results and Provides Outlook for Q4 2018
Q3 Revenues up 21 Percent Y/Y Above High End of Guidance Range
Expect 11 Percent Revenue Growth in 2018

ITASCA, Ill., Oct. 24, 2018 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the third quarter ended September 30, 2018.

“We delivered Q3 revenues above the high end of our guidance range,” said Jeffrey Niew, president and CEO of Knowles. “Sales in our Audio segment were 19 percent higher than the year ago period driven by Mobile, Ear, and IoT markets. Revenue from Chinese customers more than doubled year-over-year on strong MEMS microphone demand and higher-than-expected sales of Intelligent Audio solutions. In the Precision Devices segment, revenues increased more than 30 percent from the year ago period and we achieved record sales for the third consecutive quarter due to strong demand for capacitors across defense, industrial, and automotive end markets.”

“We expect to see full year 2018 revenue growth of 11 percent driven by both segments. Our transition from an acoustic component supplier to an audio solutions provider is well underway and we are at the very early stages of penetrating a greater-than-$1 billion market opportunity in audio processing. I continue to believe that our core capabilities in acoustics, signal processing, and algorithms are unique, and we are positioned for continued growth across all of our end markets in 2019,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions, except per share data):

	Q3FY18	Q2FY18	Q3FY17	Sequential Change	Year Ago Period Change
Revenues	$236.2	$188.4	$196.0	25%	21%
Gross profit	$89.8	$73.2	$74.1	23%	21%
(as a % of revenues)	38.0%	38.9%	37.8%
Non-GAAP gross profit	$90.7	$74.2	$76.3	22%	19%
(as a % of revenues)	38.4%	39.4%	38.9%
Diluted (loss) earnings per share **	$(0.20)	$0.05	$0.12	NM***	NM***
Non-GAAP diluted earnings per share	$0.34	$0.18	$0.26	89%	31%
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016 and our timing device business which was sold on November 28, 2017.

** Current period results include $6.5 million in stock-based compensation, $1.7 million from amortization of intangibles, and $1.0 million in production transfer costs and restructuring charges.

*** Not meaningful.

As a result of proposed regulations issued by the Internal Revenue Service on August 1, 2018, the Company recorded charges of $3.1 million in Q3 2018 related to the provisional impacts of the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform Act”) and charges of $36.0 million from the resulting consequences that were accounted for as uncertain tax positions. These provisional adjustments and uncertain tax positions, which are excluded from the calculation of Non-GAAP diluted earnings per share, are subject to further adjustment based on potential changes in the interpretation of the Tax Reform Act and its supporting regulations, subsequent guidance that may be issued, and the Company’s resulting tax planning activities.

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Fourth Quarter 2018 Outlook
The forward looking guidance for the quarter ending December 31, 2018 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$210 to $240 million	—	$210 to $240 million
Gross Profit Margin	40 to 42%	1%	41 to 43%
EPS	$0.22 to $0.28	$0.09	$0.31 to $0.37

Q4 2018 GAAP results for continuing operations are expected to include approximately $0.06 per share in stock-based compensation and $0.03 per share in amortization of intangibles and debt discount. Expected Q4 2018 GAAP results exclude potential restructuring items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (844) 589-0917 (United States) or (647) 253-8649 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on October 31, 2018 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 2792057.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components used in hearing aids and has a strong position in high-end capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles' management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; government trade restrictions and import/export controls; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2018

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Revenues	$236.2	$188.4	$196.0
Cost of goods sold	146.4	115.1	121.7
Restructuring charges - cost of goods sold	—	0.1	0.2
Gross profit	89.8	73.2	74.1
Research and development expenses	25.2	25.4	21.9
Selling and administrative expenses	34.5	37.1	32.0
Restructuring charges	0.5	0.5	0.9
Operating expenses	60.2	63.0	54.8
Operating earnings	29.6	10.2	19.3
Interest expense, net	4.0	4.1	5.1
Other expense (income), net	0.3	0.3	(0.7)
Earnings before income taxes and discontinued operations	25.3	5.8	14.9
Provision for income taxes	43.1	1.4	4.4
(Loss) earnings from continuing operations	(17.8)	4.4	10.5
Earnings from discontinued operations, net	1.6	0.2	5.2
Net (loss) earnings	$(16.2)	$4.6	$15.7

(Loss) earnings per share from continuing operations:
Basic	$(0.20)	$0.05	$0.12
Diluted	$(0.20)	$0.05	$0.12

Earnings per share from discontinued operations:
Basic	$0.02	$—	$0.06
Diluted	$0.02	$—	$0.05

Net (loss) earnings per share:
Basic	$(0.18)	$0.05	$0.18
Diluted	$(0.18)	$0.05	$0.17

Weighted-average common shares outstanding:
Basic	90,171,928	90,063,089	89,469,996
Diluted	90,171,928	90,731,760	90,373,112

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Revenues	$603.1	$528.7
Cost of goods sold	374.7	326.8
Impairment charges	—	1.4
Restructuring charges - cost of goods sold	0.1	3.9
Gross profit	228.3	196.6
Research and development expenses	75.4	70.6
Selling and administrative expenses	107.4	99.3
Impairment charges	—	19.9
Restructuring charges	1.4	4.2
Operating expenses	184.2	194.0
Operating earnings	44.1	2.6
Interest expense, net	12.1	15.4
Other expense, net	0.5	2.0
Earnings (loss) before income taxes and discontinued operations	31.5	(14.8)
Provision for income taxes	45.3	10.6
Loss from continuing operations	(13.8)	(25.4)
Earnings from discontinued operations, net	1.9	8.2
Net loss	$(11.9)	$(17.2)

Loss per share from continuing operations:
Basic	$(0.15)	$(0.28)
Diluted	$(0.15)	$(0.28)

Earnings per share from discontinued operations:
Basic	$0.02	$0.09
Diluted	$0.02	$0.09

Net loss per share:
Basic	$(0.13)	$(0.19)
Diluted	$(0.13)	$(0.19)

Weighted-average common shares outstanding:
Basic	89,988,254	89,270,103
Diluted	89,988,254	89,270,103

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Gross profit	$89.8	$73.2	$74.1	$228.3	$196.6
Gross profit as % of revenues	38.0%	38.9%	37.8%	37.9%	37.2%
Stock-based compensation expense	0.4	0.4	0.4	1.2	1.3
Impairment charges	—	—	—	—	1.4
Restructuring charges	—	0.1	0.2	0.1	3.9
Production transfer costs (2)	0.5	0.5	1.6	1.8	4.7
Other (3)	—	—	—	0.2	—
Non-GAAP gross profit	$90.7	$74.2	$76.3	$231.6	$207.9
Non-GAAP gross profit as % of revenues	38.4%	39.4%	38.9%	38.4%	39.3%
Research and development expenses	$25.2	$25.4	$21.9	$75.4	$70.6
Stock-based compensation expense	(1.9)	(2.0)	(1.6)	(5.9)	(4.5)
Production transfer costs (2)	—	(0.2)	—	(0.4)	—
Non-GAAP research and development expenses	$23.3	$23.2	$20.3	$69.1	$66.1
Selling and administrative expenses	$34.5	$37.1	$32.0	$107.4	$99.3
Stock-based compensation expense	(4.2)	(4.9)	(4.1)	(13.7)	(12.4)
Intangibles amortization expense	(1.7)	(1.6)	(1.3)	(4.9)	(5.9)
Other (3)	(0.1)	—	—	(0.2)	(0.2)
Non-GAAP selling and administrative expenses	$28.5	$30.6	$26.6	$88.6	$80.8
Operating expenses	$60.2	$63.0	$54.8	$184.2	$194.0
Stock-based compensation expense	(6.1)	(6.9)	(5.7)	(19.6)	(16.9)
Intangibles amortization expense	(1.7)	(1.6)	(1.3)	(4.9)	(5.9)
Impairment charges	—	—	—	—	(19.9)
Restructuring charges	(0.5)	(0.5)	(0.9)	(1.4)	(4.2)
Production transfer costs (2)	—	(0.2)	—	(0.4)	—
Other (3)	(0.1)	—	—	(0.2)	(0.2)
Non-GAAP operating expenses	$51.8	$53.8	$46.9	$157.7	$146.9
(Loss) earnings from continuing operations	$(17.8)	$4.4	$10.5	$(13.8)	$(25.4)
Interest expense, net	4.0	4.1	5.1	12.1	15.4
Provision for income taxes	43.1	1.4	4.4	45.3	10.6
Earnings from continuing operations before interest and income taxes	29.3	9.9	20.0	43.6	0.6
Earnings from continuing operations before interest and income taxes as % of revenues	12.4%	5.3%	10.2%	7.2%	0.1%
Stock-based compensation expense	6.5	7.3	6.1	20.8	18.2
Intangibles amortization expense	1.7	1.6	1.3	4.9	5.9
Impairment charges	—	—	—	—	21.3
Restructuring charges	0.5	0.6	1.1	1.5	8.1
Production transfer costs (2)	0.5	0.7	1.6	2.2	4.7
Other (3)	0.1	1.3	—	1.7	0.2
Adjusted earnings from continuing operations before interest and income taxes	$38.6	$21.4	$30.1	$74.7	$59.0
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	16.3%	11.4%	15.4%	12.4%	11.2%

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest expense, net	$4.0	$4.1	$5.1	$12.1	$15.4
Interest expense, net non-GAAP reconciling adjustments (4)	1.6	1.6	1.5	4.7	4.3
Non-GAAP interest expense	$2.4	$2.5	$3.6	$7.4	$11.1

Provision for income taxes	$43.1	$1.4	$4.4	$45.3	$10.6
Income tax effects of non-GAAP reconciling adjustments (5)	(39.0)	0.7	(2.0)	(37.6)	(7.3)
Non-GAAP provision for income taxes	$4.1	$2.1	$2.4	$7.7	$3.3

(Loss) earnings from continuing operations	$(17.8)	$4.4	$10.5	$(13.8)	$(25.4)
Non-GAAP reconciling adjustments (6)	9.3	11.5	10.1	31.1	58.4
Interest expense, net non-GAAP reconciling adjustments (4)	1.6	1.6	1.5	4.7	4.3
Income tax effects of non-GAAP reconciling adjustments (5)	(39.0)	0.7	(2.0)	(37.6)	(7.3)
Non-GAAP net earnings	$32.1	$16.8	$24.1	$59.6	$44.6

Diluted (loss) earnings per share from continuing operations	$(0.20)	$0.05	$0.12	$(0.15)	$(0.28)
Earnings per share non-GAAP reconciling adjustment	0.54	0.13	0.14	0.79	0.76
Non-GAAP diluted earnings per share	$0.34	$0.18	$0.26	$0.64	$0.48

Diluted average shares outstanding	90,171,928	90,731,760	90,373,112	89,988,254	89,270,103
Non-GAAP adjustment (7)	3,321,388	2,481,654	2,053,916	3,164,269	3,173,549
Non-GAAP diluted average shares outstanding (7)	93,493,316	93,213,414	92,427,028	93,152,523	92,443,652

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.

(3)
In 2018, Other expenses in Gross profit and Operating expenses represent expenses related to acquisitions and the remaining Other expenses represent an adjustment to pre-spin-off pension obligations. In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer.

(4)
Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(5)
Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. Adjustments are also made to exclude charges related to the provisional impacts of the Tax Reform Act and the resulting consequences that were accounted for as uncertain tax positions.

(6)
The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

(7)
The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$68.6	$111.7
Receivables, net of allowances of $0.5 and $0.7	148.4	137.7
Inventories, net	154.1	125.6
Prepaid and other current assets	12.2	19.9
Total current assets	383.3	394.9
Property, plant, and equipment, net	201.3	183.0
Goodwill	887.9	884.9
Intangible assets, net	58.3	53.5
Other assets and deferred charges	34.1	31.8
Assets of discontinued operations	0.2	1.7
Total assets	$1,565.1	$1,549.8

Current liabilities:
Accounts payable	$82.7	$85.6
Accrued compensation and employee benefits	34.9	31.2
Other accrued expenses	25.3	28.2
Federal and other taxes on income	4.6	6.6
Total current liabilities	147.5	151.6
Long-term debt	187.9	192.6
Other liabilities	104.6	67.9
Liabilities of discontinued operations	0.2	5.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 90,180,960 and 89,491,471 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	0.9	0.9
Additional paid-in capital	1,539.9	1,523.1
Accumulated deficit	(303.8)	(291.9)
Accumulated other comprehensive loss	(112.1)	(100.0)
Total stockholders' equity	1,124.9	1,132.1
Total liabilities and stockholders' equity	$1,565.1	$1,549.8